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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                   FORM 8-A/A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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                       AVISTAR COMMUNICATIONS CORPORATION

             (Exact name of registrant as specified in its charter)

            DELAWARE                                      88-0383089
   (State (jurisdiction) of                 (IRS Employer Identification Number)
incorporation or organization)

                        555 TWIN DOLPHIN DRIVE, SUITE 360
                        REDWOOD SHORES, CALIFORNIA 94065
                                 (650) 610-2900

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     If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

     If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [X]

Securities Act registration statement file number to which this form relates:
333-39008 (if applicable).

Securities to be registered pursuant to Section 12(b) of the Act:

        Title of Each Class                       Name of Each Exchange on Which
        To Be So Registered                       Each Class Is To Be Registered
        -------------------                       ------------------------------
              None                                             None
        -------------------                       ------------------------------

Securities to be registered pursuant to Section 12(g) of the Act:

                          Common Stock, $.001 par value
                          -----------------------------

                            DESCRIPTION OF SECURITIES

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

     The description of the Common Stock, par value $.001 per share, of Avistar Communications Corporation (the "Registrant") set forth under the caption "Description of Capital Stock" in the Prospectus filed by the Registrant with the Securities and Exchange Commission on June 9, 2000, as part of the Registration Statement on Form S-1 (Registration No. 333-39008) (the "Form S-1"), as amended from time to time, is hereby incorporated by reference, in answer to this item.


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ITEM 2. EXHIBITS

     The following exhibits which have been filed as exhibits in the Form S-1 are hereby incorporated by reference as exhibits in answer to this item.

     1.   Second Amended and Restated Certificate of Incorporation (filed as
Exhibit 3.1 of the Form S-1).

     2.   Form of Restated Certificate of Incorporation upon offering (filed as
Exhibit 3.2 of the Form S-1).

     3.   Bylaws of Registrant, as amended (filed as Exhibit 3.3 of the Form
S-1).

     4. Specimen Certificate for $.001 par value common stock of the Registrant (filed as Exhibit 4.1 of the Form S-1).




                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                       AVISTAR COMMUNICATIONS CORPORATION

                                       By /s/ R. STEPHEN HEINRICHS
                                          ------------------------------
                                          Vice Chairman of the Board
                                          and Chief Financial Officer

Date: August 11, 2000



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                                  EXHIBIT INDEX

1.   Second Amended and Restated Certificate of Incorporation (filed as Exhibit
     3.1 of the Form S-1).

2.   Form of Restated Certificate of Incorporation upon offering (filed as
     Exhibit 3.2 of the Form S-1).

3.   Bylaws of Registrant, as amended (filed as Exhibit 3.3 of the Form S-1).

4. Specimen Certificate for $.001 par value common stock of the Registrant (filed as Exhibit 4.1 of the Form S-1).